As filed with the Securities and Exchange Commission on September 19, 2001

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

        Filed by the Registrants [X]

        Filed by a Party other than the Registrant [ ]

        Check the appropriate box:

        [ ] Preliminary Proxy Statement

        [ ] Definitive Proxy Statement

        [X] Definitive Additional Materials

        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MuniAssets Fund, Inc.

                 P.O. Box 9011 Princeton, New Jersey 08543-9011
              ----------------------------------------------------
              (Name of Registrants as Specified In Their Charters)

                                 SAME AS ABOVE
              ----------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

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      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      __________________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

      __________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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      (4)   Proposed maximum aggregate value of transaction:

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            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
            registration  statement number, or the form or schedule and the date
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                              MUNIASSETS FUND, INC.

               MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC.

Dear Stockholder:

You are being asked to consider a transaction involving the Funds listed above. The transaction is a reorganization of similar funds in which MuniAssets Fund, Inc. ("MuniAssets" or the "Surviving Fund") will acquire Merrill Lynch High Income Municipal Bond Fund, Inc. ("High Income Municipal" or the "Acquired Fund").

On October 24, 2001, High Income Municipal will hold a Special Meeting of Stockholders and MuniAssets will hold an Annual Meeting of Stockholders to consider the Reorganization. The Reorganization must be approved by the stockholders of High Income Municipal and MuniAssets. A proxy statement and prospectus, which provides information about the proposed Reorganization and about each Fund, is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve the Agreement and Plan of Reorganization between the Funds pursuant to which MuniAssets will acquire substantially all of the assets and assume substantially all of the liabilities of High Income Municipal in exchange for newly issued shares of common stock of MuniAssets, as described in the proxy statement and prospectus.

The Board of Directors of each of High Income Municipal and MuniAssets has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. You may vote by telephone by calling 1-800-690-6903 and entering the 12-digit control number located on your proxy card. You may also vote via the Internet by visiting www.proxyvote.com and entering the 12-digit control number located on your proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares. If you have any questions regarding the proxy materials or need assistance in voting your shares, please contact Georgeson Shareholder at 1-888-856-1572.

                             Sincerely,

                             Bradley J. Lucido
                             Secretary
                             MuniAssets Fund, Inc.

                             Alice A. Pellegrino
                             Secretary
                             Merrill Lynch High Income Municipal Bond Fund, Inc.

                           Frequently Asked Questions

      In this Question and Answer Sheet, we will refer to MuniAssets Fund, Inc. as MuniAssets and Merrill Lynch High Income Municipal Bond Fund, Inc. as High Income Municipal.

Q.    Why am I receiving this proxy?

A.    As a stockholder  of MuniAssets  or High Income  Municipal,  you are being
      asked  to  consider  a  transaction  in  which   MuniAssets  will  acquire
      substantially all of the assets and assume substantially all of the liabilities of High Income Municipal. This transaction is referred to in this question and answer sheet as the Reorganization. The Reorganization requires the approval of the stockholders of both MuniAssets and High Income Municipal.

Q. Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A. MuniAssets will be the Surviving Fund. High Income Municipal will be the Acquired Fund. The Surviving Fund is an exchange-listed closed-end fund whereas High Income Municipal is a continuously offered closed-end fund.

Q.    How will the Reorganization benefit stockholders?

A.    Stockholders of High Income Municipal should consider the following:

      o After the Reorganization, stockholders of High Income Municipal will be invested in a substantially larger, non-diversified, closed-end fund with an investment objective and policies substantially similar to High Income Municipal's investment objective and policies.

      o     After   the   Reorganization,   High   Income   Municipal's   common
            stockholders are expected to experience:

            o     lower expenses per share,

            o     economies of scale, and

            o     greater flexibility in portfolio management;

      o After the Reorganization, High Income Municipal common stockholders will no longer be subject to

            o     a separate administrative fee,

            o     expenses associated with required annual prospectus updates,

            o     expenses of conducting quarterly tender offers, or

            o an early withdrawal charge ("EWC") upon the sale of shares held for less than three years; and

      o After the Reorganization, High Income Municipal stockholders will be able to sell their shares on each day that the New York Stock
            Exchange ("NYSE") is open for trading at the market price; the market price may be higher or lower than the net asset value of the shares and transactions in shares may be subject to brokerage commissions or other charges. Stockholders of High Income Municipal will no longer be able to redeem their shares at net asset value once per quarter.

      Stockholders of MuniAssets should consider the following:

      o After the Reorganization, MuniAssets stockholders will remain invested in a non-diversified , closed-end fund that has no changes to its current investment objective but has a larger asset base and is expected to have a lower expense ratio; and

      o After the Reorganization, MuniAssets stockholders should experience economies of scale and greater flexibility in portfolio management.

Q.    Will the Reorganization change my privileges as a stockholder?

A. Your privileges as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.    If I own shares of common stock of High Income  Municipal,  will I own the
      same  number  of  shares  of  common   stock  of   MuniAssets   after  the
      Reorganization as I currently own?

A. No. You will receive shares of common stock of MuniAssets with the same aggregate net asset value as the shares of common stock of High Income Municipal you own on the business day prior to the closing date of the Reorganization (the "Valuation Date"). The number of shares you receive will depend on the relative net asset values of the shares of common stock of the Funds on that date.

      For example, let us assume that you own 10 shares of common stock of High Income Municipal. If the net asset value of High Income Municipal common stock on the Valuation Date is $6 per share, and the net asset value of MuniAssets common stock on the Valuation Date is $12 per share, you will receive 5 shares of MuniAssets common stock in the Reorganization. The aggregate net asset value of your investment will not change. (10 shares of High Income Municipal common stock x $6 = $60; 5 shares of MuniAssets common stock x $12 = $60).

      Thus, if on the Valuation Date the net asset value of the common stock of MuniAssets is higher than the net asset value of the common stock of High Income Municipal, you will receive fewer shares of common stock of MuniAssets in the Reorganization than you held in High Income Municipal before the Reorganization. On the other hand, if the net asset value of the common stock of MuniAssets is lower than the net asset


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

      value of the common stock of High Income Municipal, you will receive a greater number of shares of common stock of MuniAssets in the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization except that you may receive cash in lieu of fractional shares of MuniAssets.

      Note that because MuniAssets is traded on the NYSE, the shares you receive will have both a net asset value and a market price. The market price reflects what other investors think the shares are worth and may be higher or lower than the net asset value.

Q.    Should I send in my stock certificates now?

A. No. After the Reorganization is completed, we will send holders of common stock of High Income Municipal written instructions for exchanging their stock certificates. High Income Municipal stockholders should exchange their stock certificates promptly after the Reorganization in order to continue to receive dividend payments on their shares. Dividends declared will accrue but payments will not be made until the stock certificates for High Income Municipal are surrendered and exchanged for stock certificates of the Surviving Fund. Stockholders of MuniAssets will keep their stock certificates.

Q.    What are the tax consequences for stockholders?

A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of common stock.

Q.    Who will manage the Surviving Fund after the Reorganization?

A. Fund Asset Management L.P. ("FAM") serves as the investment adviser for MuniAssets and Merrill Lynch Investment Managers, L.P. ("MLIM") serves as the investment adviser for High Income Municipal. FAM and MLIM are affiliates. FAM will be the investment adviser of the Surviving Fund after the Reorganization. Theodore R. Jaeckel, Jr. currently serves as the portfolio manager for each Fund and will continue to serve as the portfolio manager for the Surviving Fund after the Reorganization.

Q.    Will there be a Stockholders' Meeting for each Fund?

A. Yes, an Annual Meeting of Stockholders of MuniAssets will be held at 9:00 a.m. and a Special Meeting of Stockholders of High Income Municipal will be held at 10:00 a.m. on October 24, 2001, at 800 Scudders Mill Road, Plainsboro, New Jersey.

Q.    Why is my vote important?

A. Approval of the Reorganization requires the affirmative vote of (i) High Income Municipal stockholders representing a majority of the outstanding shares of High Income Municipal Common Stock entitled to vote on the matter, and (ii) MuniAssets stockholders representing a majority of the votes cast with respect to the matter, provided


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

      that the total vote cast on the matter represents over 50% in interest of all shares entitled to vote on the matter. For purposes of any vote at a Meeting, a quorum consists of a majority of the shares entitled to vote at that Meeting. The Board of Directors of each Fund urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.    How can I vote?

A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. You may also vote your shares on the Internet at http://www.proxyvote.com. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote by telephone by calling the "800" number printed on your voting instruction form. Finally, you may vote in person at the Stockholders' Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.    Have the Funds retained a proxy solicitation firm?

A. Yes, each Fund has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meeting. While the Funds expect most proxies to be returned by mail, the Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at either the MuniAssets Annual Meeting or the High Income Municipal Special Meeting to achieve the necessary quorum or the necessary quorum is present but there are not sufficient votes to take action on the proposal by the time of the Meetings on October 24, 2001, the Annual Meeting and/or the Special Meeting may be adjourned to permit further solicitation of proxy votes.

Q.    What is the Board's recommendation?

A.    The Board of Directors of each Fund believes the  Reorganization is in the
      best  interests  of  that  Fund  and  its   stockholders   and  encourages
      stockholders to vote FOR the Reorganization.


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